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                                 EXHIBIT 10.13

                          LOAN MODIFICATION AGREEMENT
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                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 24, 1998, by and between Symphonix Devices, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
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be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 30, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement.  In addition,
Borrower has agreed not to encumber any of its intellectual property pursuant to that certain Negative Pledge Agreement dated December 30, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to Loan Agreement.
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          1.   Section 2.1.2 entitled "Advances" is hereby amended in part to provide that (i) the "Availability End Date" shall be December 31, 1999 and (ii) the "Loan Maturity Date" shall be December 31, 2003.

          2. Section 2.2 entitled "Interest Rate, Payments" is hereby amended in part to provide that Advances outstanding as of the Availability End Date accrue interest at Borrower's option of either (i) a fixed rate equal to 425 basis points above the Treasury Note Rate or (ii) a variable per annum rate of 0.75 percentage points above the Prime Rate.

          3. Section 6.7 entitled "Financial Covenants" is hereby amended in part to provide that (i) Borrower shall maintain a Tangible Net Worth of at least $6,000,000; (ii) Borrower shall maintain a Debt/Tangible Net Worth Ratio of not more than 0.50 to 1.00, increasing to 0.75 to 1.00 for the quarter ending December 31, 1999 only; and (iii) Liquidity Coverage shall be defined as unrestricted cash (and equivalents) plus marketable securities
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               (both short and long) plus fifty percent (50%) of net trade
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               eligible accounts receivable or net availability under an
               accounts receivable revolving line of credit with Bank; and (iv) Remaining Months Liquidity shall be measured in reference to the change in cash and marketable securities, etc.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

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5.   PAYMENT OF LOAN FEE.  Borrower shall pay to Bank a fee in the amount of
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Five Thousand Dollars ($5,000) (the "Loan Fee") plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.
The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITIONS.  The effectiveness of this Loan Modification Agreement is
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conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

SYMPHONIX DEVICES, INC.                  SILICON VALLEY BANK


By:____________________                    By:____________________
Name:__________________                    Name:__________________
Title:_________________                    Title:_________________

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